UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2017

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Ansley at Princeton Lakes
On August 31, 2017 (the “Closing Date”), Steadfast Apartment REIT III, Inc. (the “Company”), through STAR III Princeton Lakes, LLC (“STAR III Princeton”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 306-unit multifamily residential community located in Atlanta, Georgia, commonly known as Ansley at Princeton Lakes (the “Ansley Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (defined below), assigned to STAR III Princeton the Purchase and Sale Agreement, dated June 20, 2017, as amended, for the purchase of the Ansley Property.

STAR III Princeton acquired the Ansley Property for a contract purchase price of $43,452,000, exclusive of closing costs. STAR III Princeton financed the acquisition of the Ansley Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $32,360,000 (the “Ansley Loan”) from PNC Bank, National Association (the “Lender”), pursuant to the requirements of the Fannie Mae delegated underwriting and servicing program, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage, the Environmental Indemnity and the Guaranty, each dated as of the Closing Date and described in Item 2.03 below, the “Loan Documents”). For additional information on the terms of the Ansley Loan, see Item 2.03 below.

The Ansley Property was constructed in 2009 and consists of 11 two- and three-story apartment buildings and is situated on an approximately 19-acre site. The Ansley Property is comprised of 134 one-bedroom, 148 two-bedroom and 24 three-bedroom apartment homes that average 1,000 square feet with an average monthly rent of $1,254. Apartment amenities at the Ansley Property include nine- or ten-foot ceilings, washer/dryer or full-size connections, vinyl wood plank flooring in wet areas, walk-in closets, central air conditioning, ceiling fans and balconies or patios. Property amenities at the Ansley Property include a saltwater pool, a fitness center, pet play area, a luxury clubhouse and business center, theater with stadium seating, internet café, outdoor BBQ grills and a car care center. As of August 31, 2017, the Ansley Property was approximately 96% occupied.

Steadfast Apartment Advisor III, LLC (the “Advisor”) earned an acquisition fee of approximately $897,000 in connection with the acquisition of the Ansley Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Ansley Property
On the Closing Date, STAR III Princeton and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) pursuant to which Steadfast Management serves as the exclusive manager and leasing agent of the Ansley Property. STAR III Princeton pays Steadfast Management a monthly management fee in an amount equal to 3% of the Ansley Property’s gross collections at the property for such month. In addition, the property manager may earn an incentive management fee equal to 1% of gross collections based on performance metrics as described in the Management Agreement.

The Management Agreement has an initial term that expires on August 31, 2018, and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior written notice of its desire to terminate the Management Agreement. STAR III Princeton may terminate the Management Agreement at any time upon 30-days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach. In the event of a termination of the Management Agreement by STAR III Princeton without cause, STAR III Princeton will pay a termination fee to Steadfast Management equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

On the Closing Date, STAR III Princeton also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations to be undertaken from time to time at the Ansley Property for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and renovations (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or renovation, STAR III Princeton will reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days’ prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Ansley Property, STAR III Princeton borrowed $32,360,000 from the Lender pursuant to the Loan Documents. The Ansley Loan has a 120-month term with a maturity date of September 1, 2027 (the “Maturity Date”). STAR III Princeton paid a loan origination fee of $161,800 to the Lender in connection with the Ansley Loan.

Interest on the outstanding principal balance of the Ansley Loan accrues at an initial rate of 3.434%, and an initial monthly debt service payment of $92,604 is due and payable on October 1, 2017. Beginning October 1, 2017, and continuing until the Maturity Date, monthly interest on the outstanding principal balance of the Ansley Loan accrues at the one-month London Interbank Offered Rate (LIBOR) plus 2.195%, and is due and payable on the first day of each month, as further described in the Loan Agreement. Beginning October 1, 2022, and continuing until the Maturity Date, a monthly payment of principal in the amount of $46,271 is also due and payable on the first day of each month, as further described in the Note. The entire outstanding principal balance and any accrued and unpaid interest on the Ansley Loan is due and payable in full on the Maturity Date.

STAR III Princeton may voluntarily prepay the Ansley Loan and related sums due to the Lender following the first anniversary of the Ansley Loan, provided that STAR III Princeton provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.

The performance of the obligations of STAR III Princeton under the Ansley Loan is secured by a Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Ansley Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, dated as of the Closing Date, STAR III Princeton will assign all of its rights under the Management Agreement to the Lender upon an event of default under any of the Loan Documents.

STAR III Princeton also entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which STAR III Princeton agrees to indemnify, defend and hold harmless the Lender and certain other parties identified in the Environmental Indemnity, from and against any actions, damages, claims or other liabilities that the Lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Ansley Property or any other property from which hazardous materials derived or allegedly derived from the Ansley Property, (2) any actual or alleged violation of any environmental laws applicable to the Ansley Property, (3) any breach of any representation or warranty made in the Environmental Indemnity by STAR III Princeton, (4) any failure by STAR III Princeton to perform any of its obligations under the Environmental Indemnity, (5) any remedial work as defined in the Environmental Indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the Environmental Indemnity.

The Company entered into a Guaranty of Non-Recourse Obligations (the “Guaranty”) in connection with the Ansley Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which STAR III Princeton is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On September 6, 2017, the Company distributed a press release announcing the acquisition of the Ansley Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described in this Current Report on Form 8-K at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description

10.1
Purchase and Sale Agreement, made and entered into as of June 20, 2017, by and between Steadfast Asset Holdings, Inc. and Ansley NC, LLC and US Diversified Residential 2, LLC, with Fidelity National Title Insurance Company as the title company.

10.2	Assignment and Assumption of Purchase Agreement, dated as of August 31, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Princeton Lakes, LLC.

10.3	Property Management Agreement, entered into as of August 31, 2017, by and between Steadfast Management Company, Inc. and STAR III Princeton Lakes, LLC.

10.4	Construction Management Services Agreement, entered into as of August 31, 2017, by and between STAR III Princeton Lakes, LLC and Pacific Coast Land & Construction, Inc.

10.5	Multifamily Loan and Security Agreement (Non-Recourse), made as of August 31, 2017, by and between STAR III Princeton Lakes, LLC and PNC Bank, National Association.

10.6	Multifamily Note, made as of August 31, 2017, by STAR III Princeton Lakes, LLC in favor of PNC Bank, National Association.

10.7
Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 31, 2017, by STAR III Princeton Lakes, LLC to and for the benefit of PNC Bank, National Association.

10.8	Assignment of Management Agreement, dated as of August 31, 2017, by and among STAR III Princeton Lakes, LLC, PNC Bank, National Association and Steadfast Management Company, Inc.

10.9	Environmental Indemnity Agreement, dated as of August 31, 2017, by STAR III Princeton Lakes, LLC to and for the benefit of PNC Bank, National Association.

10.10	Guaranty of Non-Recourse Obligations, dated as of August 31, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association.

99.1	Press release, dated September 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	September 6, 2017	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Treasurer